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                                                                    EXHIBIT 99.1

            COVANSYS INDIA LIMITED ANNOUNCES THE SALE OF 45.5% OF ITS
                        FORTUNE INFOTECH LIMITED SHARES

FARMINGTON HILLS, Mich. (May 2, 2006) -- Covansys Corporation (NASDAQ:CVNS), a global consulting and technology services company, today announced that its wholly owned subsidiary, Covansys India Limited, has entered into an agreement to sell a portion of its ownership in Fortune Infotech Limited to Fidelity National Financial, Inc. (NYSE:FNF), a Fortune 500 provider of outsourced products and services to a variety of industries. Covansys will own 50.1 percent and Fidelity will own 45.5 percent of the common stock of Fortune Infotech after the sale.

         Fortune Infotech is an experienced provider of offshore outsourcing solutions, with its principle office located in Baroda, India. Fortune focuses on business process outsourcing (BPO) and provides back office services, such as transaction processing, claim processing, and accounts payable processing services.

          "This transaction is an important step in meeting our goals to capitalize on the opportunities in the BPO market, specifically the financial services industry," said Raj Vattikuti, Covansys president and chief executive officer. "Our partnership with Fidelity better-positions Covansys to provide an improved full suite of integrated business process outsourcing services to our clients. As a result of this relationship, our clients will experience cost-effective, state-of-the-art quality services."

         Fidelity National Financial recognizes the added value that Fortune Infotech provides in an escalating BPO market. Fidelity Chairman and Chief Executive Officer William P. Foley, II said, "A cohesive BPO strategy will allow FNF to provide more efficient loan production, loan administration and lender services to our customers in the

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future. There are significant opportunities to differentiate the services we provide across our family of companies through an integrated BPO model."

ABOUT COVANSYS

Headquartered in Michigan, Covansys Corporation (NASDAQ:CVNS) is a global consulting and technology services company specializing in industry-specific solutions, strategic outsourcing and integration services. Clients gain competitive advantage by leveraging our unique delivery capability to achieve rapid deployment, world-class quality and reduced costs. Covansys is well known in application maintenance and development outsourcing in the healthcare, financial services, retail and distribution, manufacturing, telecommunications and high-tech industries. Founded in 1985, Covansys now has more than 7,000 consultants and employees worldwide. Covansys was one of the first U.S.-based IT services companies to establish offshore facilities in India, and is a pioneer in seamlessly integrating offshore capabilities into its offerings. Two of the company's three wholly owned development centers in India are assessed at Level 5 in SEI CMM(R), all three are ISO 9001:2000 certified and assessed at Level 5 in PCMM(R), and five global facilities are BS7799-2:2002 certified. More information about Covansys can be found at: http://www.covansys.com/.

SAFE HARBOR STATEMENT

With the exception of statements regarding historical matters and statements concerning our current status, certain matters discussed in this press release are forward-looking statements that involve substantial risks and uncertainties. Such forward-looking


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statements may be identified by the words "anticipate," "believe," "estimate,"
"expect" or "intend" and similar expressions. Our actual results, performance or achievements could differ materially from these forward-looking statements.

Factors that could cause or contribute to such material differences include impact of changes in estimates on fixed price projects, internal control weaknesses, variability of operating results, failure to recruit, train and retain skilled IT professionals, the failure of our agreement to sell the state and local practice of our Public Sector business to close, exposure to regulatory, political and general economic conditions in India and Asia, short term nature and termination provisions of contracts, competition in the IT services industry, economic conditions unique to clients in specific industries, the success of the Company to negotiate contract renewals at comparable terms, public sector budget constraints, limited protection of intellectual property rights, infringement by our services on the property rights of others, legal liability and damage to our professional reputation from claims made against our work, and risks related to merger, acquisition and strategic investment strategy.

FOR MORE INFORMATION, CONTACT:

INVESTORS:

James S. Trouba

(248) 848-2267

jtrouba@covansys.com

MEDIA:

Dorothy Chisholm

(248) 848-2283

dchisholm@covansys.com